                                                                   Exhibit 99(f)

                             MASTER LEASE AGREEMENT

      MASTER LEASE AGREEMENT NO. 87071LG313, dated as of July 1, 1987, between American Finance Group, Inc., a Massachusetts corporation having a principal place of business and address for purposes of notice hereunder at Exchange Place, Boston, Massachusetts 02109, Attention: Manager, Lease Financing Group, as Lessor, and Packaging Corporation of America, a Delaware corporation having a principal place of business and address for purposes of notice hereunder at 1603 Orrington Avenue, Evanston, IL 60204 Attention: Treasurer, as Lessee.

1.    MASTER LEASE.

      This Master Lease Agreement sets forth the terms and conditions that govern the lease by Lessor to Lessee of items of Equipment specified on Rental Schedules executed and delivered by the parties from time to time. Each Rental
Schedule incorporates by reference this Master Lease Agreement and specifies the Lease Term, the amount of Basic Rent, the Payment Dates on which Basic Rent is due, and such other information and provisions as Lessor and Lessee may agree. Each Rental Schedule constitutes a separate and independent lease.

2.    LEASE TERM. LESSEE'S RIGHT TO QUIET ENJOYMENT.

      Each Rental Schedule is for a non-cancellable Lease Term commencing on the date of acceptance of the Equipment for lease and ending on the Expiration Date specified on such Rental Schedule. Lessee cannot, for any reason, terminate the Rental Schedule or suspend payment or performance of any of its obligations thereunder. Subject to there being no Event of Default under the Rental Schedule, Lessee will have quiet possession and use of the Equipment throughout the Lease Term, and Lessor shall defend and protect such quiet possession and use against all persons claiming by, through or under Lessor.

3.    BASIC RENT. NET LEASE. LESSEE'S INDEMNITY. NO WARRANTIES BY LESSOR.

      Basic Rent is payable in the amount specified on the Rental Schedule. All payments of Basic Rent shall be made to Lessor in good funds on the Payment Dates specified in the Rental Schedule. Basic Rent is net of, and Lessee agrees to pay, and will indemnify and hold Lessor and any assignee of Lessor harmless from and against, all costs (including, without limitation, maintenance, repair and insurance costs), claims (including claims of product liability or strict liability in tort), losses or liabilities relating to the Equipment or its use that are incurred by or asserted against Lessee, any permitted sublessee of Lessee, Lessor or any assignee of Lessor and arise out of matters occurring prior to the return of the Equipment. Lessee agrees to defend all claims through counsel acceptable to Lessor. The Rental Schedule is a triple net lease. Lessee's obligations are not subject to defense, counterclaim, set-off, abatement or recoupment, and Lessee waives all rights to terminate or surrender the Rental Schedule, for any reason, including, without limitation, defect in the Equipment or nonperformance by Lessor, provided, however, that Lessee specifically retains the right to seek recourse against Lessor by way of separate action either at law or in equity in the event of nonperformance by Lessor under the Rental Schedule. LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING. WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor will assign to Lessee all manufacturer or vendor warranties and will cooperate with Lessee in asserting any claims under such warranties.

4. USE AND LOCATION OF EQUIPMENT. MAINTENANCE AND REPAIRS. NO LIENS. NO ASSIGNMENT LESSEE'S RIGHT TO SUBLEASE BY LESSEE.

      The Equipment is to be used exclusively by Lessee in the conduct of its business, only for the purposes for which it was designed and in compliance with all applicable laws, rules and regulations. Lessee will obtain and maintain all necessary licenses, permits and approvals. The Equipment is not to be removed from the location specified on the Rental Schedule except upon prior written notice to Lessor, and in no event may the Equipment be moved to a location outside the continental United States. Lessee will effect all maintenance and repairs necessary to keep the Equipment in good and efficient operating condition and appearance, reasonable wear and tear excepted, and will keep written records thereof. All maintenance and repairs will be made in accordance with the manufacturer's recommendations and by authorized representatives of the manufacturer or by persons of equal skill and knowledge whose work will not adversely affect any applicable manufacturer's or vendor's warranty. Lessee will keep the Equipment and its interest therein free and clear of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. The Rental Schedule may not be assigned by Lessee. Lessee may sublease the Equipment only upon prior written notice to Lessor, in which notice Lessee represents and warrants to Lessor that such sublease is specifically made subject to the prior rights of Lessor under the Rental Schedule, does not create any obligation on the part of Lessor in favor of such sublessee and does not relieve Lessee of any of its obligations under the Rental Schedule.

5.    LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT.

      Lessee will notify Lessor promptly in writing if any item of Equipment is lost, stolen, requisitioned by a governmental authority or damaged beyond repair (each a "Casualty"), describing the Casualty in reasonable detail, and will promptly file a claim under appropriate policies of insurance. Lessee may, with the prior written consent of Lessor, replace the Equipment suffering a Casualty with similar items of at least equal value and utility. If Lessee does not replace the Equipment, Lessee will pay to Lessor on the next Payment Date following the Casualty, in addition to Basic Rent and other sums due on that date, an amount equal to the greater of the Casualty Value specified on the Rental Schedule or the fair market value of such Equipment. The Rental Schedule, solely as it relates to the Equipment suffering the Casualty, will terminate and ownership of the Equipment suffering the Casualty, including all claims for insurance proceeds or condemnation awards, will pass to Lessee upon receipt of such payment by Lessor. The fair market value of the Equipment will be determined by agreement of Lessee and Lessor, or, if the parties cannot agree, by an independent equipment appraiser of nationally recognized standing, selected by Lessor and reasonably acceptable to Lessee. The cost of appraisal will be shared equally by Lessee and Lessor.

6.    TAXES AND FEES.

      Lessee agrees to prepare and file all required returns or reports and to pay all sales, gross receipts and other taxes (including highway use and vehicle excise taxes, where applicable), fees, interest, fines or penalties imposed by any governmental authority relating in any way to the Equipment, including any documentary, stamp or recordation taxes assessed in connection with the financing of Lessor's purchase of the Equipment and excepting only taxes imposed upon the net income of Lessor. Notwithstanding the foregoing, Lessor will report and pay all use taxes and Lessee will pay to Lessor, on each Basic Rent Payment Date, as additional rent, an amount equal to the use taxes attributable to that payment of Basic Rent.

7.    INSURANCE.

      Lessee agrees to maintain policies of insurance on the Equipment in amounts, against risks and on terms and conditions applicable to other equipment owned or leased by Lessee and similar to the Equipment. Such insurance will at a minimum include (1) physical damage and theft insurance in an amount at least equal to the greater of the Casualty Value set forth on the Rental Schedule or the fair market value of the Equipment and (ii) comprehensive liability insurance in the amount of at least $5,000,000 per occurrence, in each case with deductibles not in excess of $100,000. All policies (A) are to be maintained with insurers acceptable to Lessor; (B) are to name Lessor and its assignees as loss payees with respect to physical damage and theft and as additional insureds with respect to liability, as their interests may appear; and (C) are to provide that they may not be altered or cancelled except upon thirty days prior written notice to Lessor and each of Lessor's assignees named as additional insured and loss payee. Notwithstanding the foregoing Lessee may self-insure against physical damage and theft only. Lessee agrees to deliver to Lessor such certificates of insurance or self-insurance as Lessor may, from time to time, request. Lessor may hold any insurance proceeds as security for Lessee's performance of its obligations with respect to the Equipment on behalf of which the proceeds were paid and the payment of all Basic Rent and other sums then due and unpaid under the Rental Schedule and will pay such proceeds over to Lessee only upon receipt of satisfactory evidence thereof.

8.    FINANCIAL STATEMENTS. INSPECTION. REPORTS.

      Lessee will provide to Lessor copies of Lessee's annual balance sheet, profit and loss statement and statement of changes in financial condition, and, if generally available to Lessee's Lenders, quarterly unaudited balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles, consistently applied, all either audited by independent outside auditors or certified by the Lessee's Chief Financial Officer, Lessor may from time to time, upon reasonable notice and during Lessee's normal business hours, inspect the Equipment and Lessee's records with respect thereto and discuss Lessee's financial condition with knowledgeable representatives of Lessee. Lessee will, if requested, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering a Casualty, a certificate of no default or such other information or evidence of compliance with Lessee's obligations under the Rental Schedule as Lessor may reasonably request.

9. AGREEMENT FOR LEASE ONLY. IDENTIFICATION MARKS. FINANCING STATEMENTS. FURTHER ASSURANCES.

      Each Rental Schedule is intended to be a true lease and not a lease in the nature of a security agreement. Lessee will affix to the Equipment all notices of Lessor's ownership of the Equipment furnished by Lessor. Lessee will execute and deliver and Lessor may file Uniform Commercial Code financing statements or other similar documents notifying the public of Lessor's ownership of the Equipment and Lessee hereby appoints Lessor as its agent and attorney-in-fact to execute and file the same on its behalf. Lessee agrees to promptly execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request in order to establish and protect the rights and remedies created by the Rental Schedule.

10.   LATE PAYMENT CHARGES. LESSOR'S RIGHT TO PERFORM FOR LESSEE.

      A Late Payment Charge equal to (A) the greater of 21% per annum above the debt rate charged to Lessor in connection with the financing of its purchase of the Equipment or 2% per annum above the prime or base lending rate of The First National Bank of Boston, as announced from time to time, or (B) if less, the highest rate not prohibited by law, will accrue on any sum not paid when due for each day not paid. If Lessee fails to duly and promptly pay or perform any of its obligations hereunder, Lessor may, upon notice to Lessee specifying such nonperformance, itself pay or perform such obligations for the account of Lessee without thereby waiving any default and Lessee will pay to Lessor, on demand and in addition to Basic Rent, an amount equal to all sums so paid or expenses so incurred, plus a Late Payment Charge accruing from the date such sums were paid or expenses incurred by Lessor.

11.   LESSEE'S OPTIONS UPON LEASE EXPIRATION.

      Lessee has the option at the expiration of the Lease Term, exercisable with respect to all, but not less than all, items of Equipment leased pursuant to Rental Schedules having the same Expiration Date, (i) to return the Equipment to Lessor, or (ii) to renew the Rental Schedule at fair rental value for a Renewal Term the length of which shall be determined by agreement of Lessee and Lessor. Lessee agrees to provide Lessor written notice of its decision to return the Equipment or renew the Rental Schedule not less than 120 days prior to the Expiration Date. If Lessee fails to give Lessor 120 days written notice, the Lease Term may, at Lessor's option, be extended and continue until 120 days from the date Lessor receives written notice of Lessee's decision to return the Equipment or renew the Rental Schedule. Fair rental value and useful life will be determined by agreement of Lessor and Lessee, or if the parties cannot agree, by an independent equipment appraiser selected by Lessor and reasonably acceptable to Lessee. The cost of an appraisal will be shared equally by Lessor and Lessee. At the expiration of the Lease Term or any extension or renewal thereof, Lessee will, at its expense, assemble, pack, and crate the Equipment, all in accordance with manufacturer's recommendations, if any, and deliver it by common carrier, freight and insurance prepaid, to a place to be designated by Lessor; provided, however, that shall be responsible for only so much of the cost of shipping as does not exceed the cost of shipping the Equipment a distance of 1500 miles. The Equipment will be returned in good and efficient operating condition and appearance, reasonable wear and tear excepted, and eligible for manufacturer's maintenance, if available, free of all Lessee's markings and free of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. The Rental Schedule shall continue in full force and effect and Lessee shall continue to pay Basic Rent through and including the date on which the Equipment is returned by Lessee.

12.   LESSEE'S REPRESENTATIONS AND WARRANTIES.

      Lessee represents, warrants and certifies as of the date of execution and delivery of each Rental Schedule as follows:

      (a) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power to enter into and to pay and perform its obligations under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, and is duly qualified and in good standing in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or the performance of its obligations under or the enforceability of the Rental Schedule;

      (b) the Rental Schedule, this Master Lease Agreement and all related documents have been duly authorized, executed and delivered by Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee's organizational documents or its By Laws, any agreement to which it is a party or by which it or its property is bound, or any law regulation or order of any governmental authority;

      (c) Lessor's right, title and interest in and to the Rental Schedule, this Master Lease Agreement and the Equipment and the rentals therefrom will not be affected or impaired by the terms of any agreement or instrument by which Lessee or its property is bound;

      (d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee's entering into or the payment or performance of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference;

      (e) there are no suits or proceedings pending or threatened before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would materially adversely affect Lessee's business or financial condition or its ability to perform any of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference; and

      (f) there has been no material adverse change to Lessee's financial condition since the date of its most recent audited financial statement.

13.   EVENTS OF DEFAULT. LESSOR'S REMEDIES ON DEFAULT.

      Each of the following events constitutes an Event of Default:

            (a) default in the payment of any amount when due under the Rental Schedule continuing for a period of ten days after written notice of nonpayment thereof;

            (b) default in the observance or performance of any other covenant, condition or agreement to be observed or performed by Lessee under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, continuing for more than 30 days after written notice thereof, unless Lessee shall be diligently proceeding to cure such default and such default does not subject the Equipment to forfeiture, in which event, Lessee shall have 60 days from the date of notice, or such other longer period as Lessor may consent to in writing, in which to cure such default;

            (c) any representation or warranty made by Lessee herein or in the Rental Schedule or this Master Lease Agreement as incorporated therein by reference or in any document or certificate furnished in connection herewith shall at any time prove to have been incorrect in any material respect when made;

            (d) any attempt by Lessee, without Lessor's prior written consent, to assign the Rental Schedule, to make any unauthorized sublease of the Equipment or to transfer possession of the Equipment;

            (e) Lessee (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy or insolvency proceeding; (D) fails to obtain the discharge of any bankruptcy or insolvency proceeding initiated against it by others within 60 days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee or receiver; or
            (F) a trustee or receiver is appointed for Lessee or for a substantial part of Lessee's property; or

            (f) Lessee shall not return the Equipment at the expiration of the Lease Term or any extension or renewal thereof, or if Lessor has advised Lessee that the Equipment is not in the required condition upon return and Lessee fails to make appropriate repairs or reconditionings.

Upon the occurrence of an Event of Default, Lessor may, without notice to Lessee, declare the applicable Rental Schedule in default and may exercise any of the following remedies:

      I.    at Lessor's option, and in its sole discretion either:

            (a) declare all Basic Rent and other sums due or to become due under the Rental Schedule immediately due and payable, and sue to enforce the payment thereof; or

            (b) receive from Lessee (and sue to enforce the payment thereof), as liquidated damages for loss of the bargain and not as a penalty, and in addition to all accrued and unpaid Basic Rent and other sums due under the Rental Schedule, an amount equal to the greater of (A) the Casualty Value set forth on the Rental Schedule calculated after the last payment of Basic Rent actually received by Lessor or (B) the fair market value of the Equipment as of the date of default determined by an appraiser selected by Lessor, plus, in either case, interest thereon at the Late Payment Charge rate from the date of default until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate the Rental Schedule and, at its option, either pay over to Lessee as, when and if received, any net proceeds (after all costs and expenses) from any disposition of the Equipment, or convey to Lessee all of its right, title and interest in and to the Equipment, as is, where is and with all faults, without recourse and without warranty; and

      II. without regard to whether Lessor has elected either option in subsection I. above, Lessor may

            (a) proceed by appropriate court action either at law or in equity to enforce performance by Lessee of the covenants and terms of the Rental Schedule and to recover damages for the breach thereof; and

            (b) terminate the Rental Schedule by written notice to Lessee, whereupon all right of Lessee to use the Equipment will immediately cease and Lessee will forthwith return the Equipment to Lessor in accordance with the provisions hereof; and

            (c) repossess the Equipment and without notice to Lessee, dispose of it by private or public, cash or credit sale or by lease to a different lessee, in all events free and clear of any rights of Lessee, and for this purpose Lessee hereby grants to Lessor and its agents the right to enter upon the premises where the Equipment is located and to remove the Equipment therefrom and Lessee agrees not to interfere with the peaceful repossession of the Equipment; and

            (d) recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession, storage, appraisal, repair, reconditioning and disposition of the Equipment and reasonable attorneys' fees and expenses.

Lessor's remedies are cumulative and not exclusive, and are in addition to all remedies at law or in equity. No failure by Lessor to declare a default shall constitute a waiver of such default or restrict Lessor's ability to declare a default at a later date.

14.   ASSIGNMENT BY LESSOR.

      Lessor may at any time and from time to time sell, transfer or grant liens on the Equipment, and assign, as collateral security or otherwise, its rights in the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, in each case subject and subordinate to Lessee's rights thereunder, without notice to or consent by Lessee. Lessee acknowledges that Lessor may assign the Rental Schedule to a Lender in connection with the financing of its purchase of the Equipment and agrees, in the event of such assignment, to execute and deliver a Rent Assignment Letter acknowledging that the Lender has (and may exercise either in its own name or in the name of Lessor) all of the rights, privileges and remedies, but none of the obligations, of Lessor under the Rental Schedule; waiving for the benefit of the Lender (but not Lessor) any defense, counterclaim, set-off, abatement, reduction or recoupment that Lessee may have against Lessor; and agreeing to make all payments of Basic Rent and other sums due under the Rental Schedule to the Lender or as the Lender may direct. Lessee also agrees to deliver opinions of counsel, insurance certificates and such other documents as Lessor may reasonably request for the benefit of the Lender in connection with the collateral assignment of the Rental Schedule.

15.   NOTICE. GOVERNING LAW. EXECUTION IN COUNTERPARTS.

      All notices required hereunder shall be effective upon receipt in writing delivered by hand or by other receipt-acknowledged method of delivery at the address first above written. This Master Lease Agreement and the Rental Schedule shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Master Lease Agreement and the Rental Schedule may be executed in multiple counterparts all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

AMERICAN FINANCE GROUP, INC.                PACKAGING CORPORATION OF AMERICA


By: [ILLEGIBLE]                             By: [ILLEGIBLE]
    ---------------------------------           --------------------------------

Title: Senior Vice President                Title: Senior Vice President
       ------------------------------              -----------------------------

Date: 8/6/87                                Date:  8-3-87
      -------------------------------              -----------------------------

       RENEWAL RENTAL SCHEDULE NO. B-7RN3 (the "Renewal Rental Schedule")
                           DATED AS 0F AUGUST 5, 1999
          TO MASTER LEASE AGREEMENT NO. 8707ILG313 (the "Master Lease")
                            DATED AS 0F JULY 1, 1987

LESSOR                                       LESSEE

AMERICAN INCOME PARTNERS V-A                 PACKAGING CORPORATION OF AMERICA
LIMITED PARTNERSHIP                          1900 W. Field Court
c/o EQUIS FINANCAL GROUP                     Lake Forest, IL. 60045
88 BROAD STREET
BOSTON, MA 02110

1.    LEASE TERM. PAYMENT DATES.

      This Renewal Rental Schedule, between American Income Partners V-A L.P., as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.    BASIC RENT.

      Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.    STIPULATED LOSS VALUE.

      Notwithstanding the provision of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to forty percent (40%) of the original equipment cost for each item of Equipment.

4.    ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in this Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced in writing

                       RENEWAL RENTAL SCHEDULE NO. B-7RN3
                                    PAGE TWO


signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date stated on the attached Schedule A.

AMERICAN INCOME PARTNERS V-A             PACKAGING CORPORATION OF AMERICA
LIMITED PARTNERSHIP
Lessor                                   Lessee

By: AFG Leasing IV Incorporated
Title: General Partner


By: /s/  Gail D. Ofgant                  By: /s/ [ILLEGIBLE]
    ---------------------------------        -----------------------------------

Title: Sr. Vice President                Title: Corporate Packaging Mgr.
       ------------------------------           --------------------------------

      COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1

LLR40D-O1                   EQUIS FINANCIAL GROUP        8/05/99 16:03:46 PAGE 1

                     Schedule A - Rental Schedule Economics

LESSEE:       TENNECO PACKAGING

LESSOR:       EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                                                        B-7RN3

LEASE TERM (months):                                                        24

PRIMARY START DATE:                                                 10/01/1999

LEASE EXPIRATION DATE:                                               9/30/2001

PAYMENT FREQUENCY:                                                     MONTHLY

ADVANCE/ARREARS:                                                       ADVANCE

LEASE RATE:                                                         .008073394

PER DIEM LEASE RATE:                                                .000269113

PERIODIC RENT:                                                         $440.00

NUMBER OF PAYMENTS:                                                         24

TOTAL INTERIM RENT:                                                      $ .00

PAYMENT COMMENCEMENT DATE:                                          10/01/1999

TOTAL EQUIPMENT COST:                                                54,500.00

DOCUMENTATION FEE:                                           _________________


/s/ [ILLEGIBLE]   LESSEE INITIALS
-----------------


/s/ GDO           LESSOR INITIALS
-----------------

LLR41D-O1                   EQUIS FINANCIAL GROUP        8/05/99 16:03:46 PAGE 1

                        Schedule B Equipment Description

           RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: B-7RN3

LESSEE: TENNECO PACKAGING

LESSOR: EQUIS FINANCIAL GROUP

                                                                                 Acceptance
Equipment Cost  Serial Number     Year Manufacturer    Model       Type          Date
-------------------------------------------------------------------------------------------
     30,382.00  E357-0803-7255         CLARK           ECS25       FORKLIFT      10/01/1999
     24,118.00  C108V09303K            HYSTER          E5OXL       FORKLIFT      10/01/1999
--------------
     54,500.00  Total for Location 525 MT TOM RD         NORTHAMPTON       MA 01060
==============
     54,500.00  Total Equipment Cost

                                RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                     NO. B-6

      This RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE, dated as of September 12, 1989, between American Finance Group, a Massachusetts general partnership and successor in interest to American Finance Group, Inc. ("Lessor"), a Massachusetts corporation and Packaging Corporation of America ("Lessee") incorporates by reference the terms and conditions of Master Lease Agreement No. 8707ILG313 (the "Master Lease"). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described items of Equipment for the Lease Term and at the Basic Rent payable on the Payment Dates hereinafter set forth, on the terms and conditions set forth in the Master Lease.

1.    EQUIPMENT

       Description
       (Manufacturer,
Item   Type, Model and                 Equipment                  Acceptance
No.    Serial Number)                    Cost       Location         Date
----   --------------                  ---------    --------      ----------

VARIOUS FORKLIFTS AND EQUIPMENT AS MORE FULLY DESCRIBED
ON THE ATTACHED SCHEDULE A AND INVOICES                     See Schedule A

       GRAND TOTAL EQUIPMENT COST:    $16,451.40

BILL TO:   Packaging Corporation of America
           1001 113th Street
           Arlington, TX 76011

2.    LEASE TERM

      The Lease Term is for an Interim Term commencing on the date of acceptance of the Equipment for lease, as set in the attached Schedule A, and continuing through and including September 30, 1989 and for a Primary Term of 60 months, commencing on October 1, 1989 and continuing through and including the Expiration Date of September 30, 1994.

3.    BASIC RENT. PAYMENT DATES.

      Interim Term Basic Rent is due and payable in full on the first day of the Primary Term. Basic Rent for the Primary Term is due and payable in 60 payments of $297.39 each commencing on October 1, 1989 and continuing monthly in advance thereafter, through and including September 1, 1994.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                     NO. B-6

                                    PAGE TWO

      Interim Term Basic Rent is computed by multiplying the Total Equipment Cost by the Per Diem Lease Rate set forth below and multiplying the product by the number of days in the Interim Term. Primary Term Basic Rent is computed by multiplying the Total Equipment Cost by the Periodic Lease Rate set forth below.

               Per Diem Lease Rate: .000603
               Periodic Lease Rate: .018077

4. SPECIAL MAINTENANCE AND RETURN CONDITIONS. In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 4 and 9 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

      1.    When loaded to its rated capacity, each Unit shall:

            (a) Start under its own power and idle without water or fuel leaks.

            (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner.

            (c)   Steer normally right and left in both forward and reverse.

            (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

            (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Carriage, lift chains and channel assembly shall be in working condition, normal wear and tear excepted.

            (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift.

            (g)   All motors shall operate without arcing and/or sparking.

      2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational.

      3. The Units shall, on average, have tires with at least fifty percent (50%) remaining tread.

      4. Each Unit shall be complete with all originally-installed parts and pieces.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                     NO. B-6

                                   PAGE THREE

5. TAX INDEMNITY

      Lessee acknowledges that this Rental Schedule and the Master Lease Agreement has been entered into on the basis that Lessor shall be entitled for federal and state income tax purposes (i) to claim the deductions for depreciation on the total original cost of the Equipment pursuant to the Accelerated Cost Recovery System under Section 168 of the Internal Revenue Code of 1986, as amended ("Code") or for state income tax purposes, any other depreciation deduction method that is permitted by certain state law; and (ii) to claim under Section 163 of the Code a tax deduction for the full amount of any interest paid by Lessor or accrued under Lessor's method of tax accounting on any indebtedness secured by the Equipment (hereinafter referred to collectively as the "Tax Benefits"). Lessee agrees to fully indemnify Lessor for any loss, disallowance, unavailability or recapture of the Tax Benefits as a result of any act, omission, misrepresentation or failure to act by Lessee, any sublessee, or any other person authorized by the Lessee to use or maintain the Equipment. If Lessor shall lose, shall not have the right to claim, or if there shall be disallowed or recaptured, all or any portion of such Tax Benefits, Lessee shall pay to Lessor as additional rent (a) an amount equal to the value, determined at the highest marginal tax rate on a present value basis discounted at the Lessor's then current cost of funds, of the Tax Benefits so disallowed or made unavailable plus (b) all interest, penalties, or additions to tax resulting from such loss, disallowance, unavailability or recapture of any of the foregoing, plus (c) all taxes required to by paid by the Lessor, its successors, assigns, or affiliates under any federal, state and local law upon receipt of any of the indemnifications set forth in this Section.

6. ACCEPTANCE CERTIFICATE

      Lessee hereby represents, warrants and certifies (a) that the Equipment described herein has been delivered to and inspected and found satisfactory by Lessee and is accepted for Lease by Lessee under this Rental Schedule and the Master Lease as incorporated herein by reference, as of the Acceptance Date set forth above; (b) all items of Equipment are new and unused as of the Acceptance Date, except as otherwise specified above, and (c) the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof.

                                 RENTAL SCHEDULE
                                       AND
                             ACCEPTANCE CERTIFICATE
                                     NO. B-6

                                    PAGE FOUR

7. ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. To the extent any of the terms and conditions set forth in this Rental Schedule conflict with or are inconsistent with the Master Lease, this Rental Schedule shall govern and control. No amendment, modification or waiver of this Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Rental Schedule and Acceptance Certificate to be executed and delivered by their duly authorized representatives as of the date first above written.

AMERICAN FINANCE GROUP                 PACKAGING CORPORATION OF AMERICA
successor in interest to               Lessee
AMERICAN FINANCE GROUP, INC.
Lessor


By /s/ [ILLEGIBLE]                     By /s/ [ILLEGIBLE]
   -----------------------------          --------------------------------------

Title Vice President                   Title
      ---------------------------            -----------------------------------

9/11/99                    PACKAGING CORPORATION SCHEDULE A               Page 6

Acceptance
Date        Vendor name         Invoice number  Unit cost   Serial Number  Zip Code  State
----------  -----------         --------------  ---------   -------------  --------  -----
7/15/89     Caterpillar Indust  58923           16,451.40   BE907966       76011     TX
                                               ==========
                SCHEDULE A TOTAL               $16,451.40


Acceptance
Date        Vendor name         City       Street Address  Eqpt. Manufacturer   Eqpt. Model  Eqpt. Type
----------  -----------         ----       --------------  ------------------   -----------  ----------
7/15/89     Caterpillar Indust  Arlington  1001 113th St   Caterpillar          150D         FORKLIFT

                           PACKAGING CORP. OF AMERICA
                          EXHIBIT 1 TO RENTAL SCHEDULES
                    B-1, B-2, B-3, B-4, B-5, B-6, B-7, & B-8
                                 CASUALTY VALUES

                    (Stated as Percentage of Equipment Cost)

  AFTER                                       AFTER
 PRIMARY                                     PRIMARY
   TERM                 CASUALTY              TERM               CASUALTY
PAYMENT NO.              VALUE             PAYMENT NO.            VALUE
-----------           -----------          -----------         --------------
  Prior  to 1            112.00
           1             111.32                     31               86.13
           2             110.64                     32               85.10
           3             109.94                     33               84.06
           4             109.24                     34               83.00
           5             108.53                     35               81.93
           6             107.80                     36               80.84
           7             107.07                     37               79.74
           8             106.33                     38               78.63
           9             105.57                     39               77.50
          10             104.81                     40               76.35
          11             104.03                     41               75.19
          12             103.25                     42               74.02
          13             102.45                     43               72.82
          14             101.65                     44               71.62
          15             100.83                     45               70.39
          16             100.00                     46               69.15
          17              99.16                     47               67.89
          18              98.31                     48               66.62
          19              97.45                     49               65.32
          20              96.57                     50               64.02
          21              95.68                     51               62.69
          22              94.79                     52               61.34
          23              93.88                     53               59.98
          24              92.95                     54               58.60
          25              92.02                     55               57.20
          26              91.07                     56               55.78
          27              90.11                     57               54.34
          28              89.13                     58               52.88
          29              88.14                     59               51.41
          30              87.14                     60               50.00

       RENEWAL RENTAL SCHEDULE NO. B-7RN2 (the "Renewal Rental Schedule")
                           DATED AS OF AUGUST 16, 1996
          TO MASTER LEASE AGREEMENT NO. 8707ILG313 (the "Master Lease")
                            DATED AS OF JULY 1, 1987

LESSOR                                       LESSEE

AMERICAN INCOME PARTNERS V-A                 PACKAGING CORPORATION OF AMERICA
LIMITED PARTNERSHIP                          1603 ORRINGTON AVENUE
c/o EQUIS FINANCAL GROUP                     EVANSTON, IL 60204
98 NORTH WASHINGTON STREET
BOSTON, MA 02114

1.    LEASE TERM. PAYMENT DATES.

      This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.    BASIC RENT.

      Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.    STIPULATED LOSS VALUE.

      Notwithstanding the provision of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to fifty percent (50%) of the original equipment cost for each item of Equipment.

4.    ENTIRE AGREEMENT. MODIFICATION AND WAIVERS. EXECUTION IN COUNTERPARTS.

      This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in this Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless

                       RENEWAL RENTAL SCHEDULE NO. B-7RN2
                                    PAGE TWO

evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date stated on the attached Schedule A.

                                        Tenneco Packaging, formerly:
AMERICAN INCOME PARTNERS V-A            PACKAGING CORPORATION OF AMERICA
LIMITED PARTNERSHIP                     Lessee
Lessor

By: AFG Leasing IV Incorporated
Title: General Partner


By: /s/ Gail Ofgant                     By: /s/ [ILLEGIBLE]
    --------------------------------        --------------------------------

Title: Vice-President                   Title: Dir. of Purchasing
       -----------------------------           -----------------------------

      COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1

LLR40D-O1                   EQUIS FINANCIAL GROUP        8/14/96  9:30:35 PAGE 1

                     Schedule A -- Rental Schedule Economics

LESSEE:       PACKAGING CORPORATION OF AMERICA

LESSOR:       AMERICAN FINANCE GROUP, INC.

RENTAL SCHEDULE:                                                        B-7RN2

LEASE TERM (months):                                                        24

PRIMARY START DATE:                                                 10/01/1996

LEASE EXPIRATION DATE:                                              10/31/1998

PAYMENT FREQUENCY:                                                     MONTHLY

ADVANCE/ARREARS:                                                       ADVANCE

LEASE RATE:                                                         .009014017

PER DIEM LEASE RATE:                                                .000300467

PERIODIC RENT:                                                         $600.00

NUMBER OF PAYMENTS:                                                         24

TOTAL INTERIM RENT:                                                       $.00

PAYMENT COMMENCEMENT DATE:                                          11/01/1996

TOTAL EQUIPMENT COST:                                               $66,563.00

DOCUMENTATION FEE:                                           _________________


/s/ [ILLEGIBLE]   LESSEE INITIALS
-----------------


/s/ GDO           LESSOR INITIALS
-----------------

LLR41D-O1                   EQUIS FINANCIAL GROUP        8/14/96  9:30:37 PAGE 1

                        Schedule B Equipment Description

LESSEE: PACKAGING CORPORATION OF AMERICA

LESSOR: AMERICAN FINANCE GROUP, INC.

                                                                                 Acceptance
Equipment Cost  Serial Number     Year Manufacturer    Model       Type          Date
---------------------------------------------------------------------------------------------
     30,382.00  E357-0803-7255        CLARK           ECS25        FORKLIFT      11/01/1996
      1,683.00  89E-2731              GNB             GTC18-965T1  CHARGER       11/01/1996
      3,460.00  PEP-3708              GNB             18-85C-23    BATTERIES     11/01/1996
      3,460.00  PEP-3709              GNB             18-85C-23    BATTERIES     11/01/1996
      3,460.00  PEP-3710              GNB             18-85C-23    BATTERIES     11/01/1996
     24,118.00  C108V09303K           HYSTER          E50XL        FORKLIFT      11/01/1996
--------------
     66,563.00 Total for Location 525 MT TOM RD             NORTHAMPTON      NA 01060

==============
     66,563.00 Total Equipment Cost

                         [LETTERHEAD TENNECO PACKAGING]

August 5, 1996

Attn: Sandra Mirra
Equis Financial Group
98 North Washington Street
Boston, MA 02114

RE: Two Year Renewal Rental Schedule B-7RN1

Dear Sandra:

Tenneco Packaging Northampton would like the two year renewal rate for Rental Schedule B-7RN1 which is $600.00 to be payable monthly in advance. We understand that the renewal rate will be effective 120 days upon receipt of this letter. This is based on the letter and fax that we received from you dated July 12, 1996.

Thank you for your prompt attention to this matter.

Sincerely,


/s/ Tom Dougherty

Tom Dougherty
Production Manager

L2R13D                       EQUIS FINANCIAL GROUP     8/09/96  12:57:14  PAGE 1

                        ASSET ACTIVITY CHECKLIST REPORT

PREPARED BY SANDRA MIRRA

APPROVALS: /s/ [ILLEGIBLE]/
           --------------- ----------------

TYPE OF TRANSACTION
|X| RENEWAL LEASE                  |_| CAUSALTY AT STIPULATED LOSS VALUE
|_| SALE TO ORIGINAL USER          |_| EARLY TERMINATION
|_| SALE TO THIRD PARTY USER       |_| WAREHOUSE OF ASSETS
                                   |_| OTHER ____________________________

PRIMARY TERM DATE

ORIGINAL LEASEE         PACKAGING CORPORATION OF AMERICA

STREET ADDRESS 1        1603 ORRINGTON AVE
STREET ADDRESS 2
CITY, STATE, ZIP        EVANSTON   IL  60204
CONTACT NAME            GEORGE LUBNIEWSKI
PHONE NUMBER            847-492-6977        FAX NUMBER: 847-492-4452

MASTER LEASE NUMBER     8707ILG313
LEASE DATE              7/01/1987
RENTAL SCHEDULE         B-7RN1
START DATE              11/01/1994
EXPIRATION DATE         10/31/1996
PAYMENT FREQUENCY       M/ADV
LEASE RATE FACTOR       .011748300
ASSUMED DEBT RATE       8.6500
TREASURY RATE           7.15
LENDER/LOAN NUMBER
EQUITY OWNER(S)         1051
                        100.000000000

1 |_| ORIGINAL TITLES              3 |_|  STOP BILL FORM
2 |_| PRODUCE IRR REPORT           4 |_| COLLATERAL DOCS REQUESTED

I. WAREHOUSE DATE (SEE ATTACHED EQUIPMENT LIST)

WAREHOUSE COST   $__________________

DATE WAREHOUSED  ___________________     STOP BILL DATE __________________

L2R13D                       AMERICAN FINANCE GROUP    8/09/96  12:57:14  PAGE 2

                         ASSET ACTIVITY CHECKLIST REPORT

II. EQUIPMENT SALE DATE (SEE ATTACHED EQUIPMENT AND PRICE LIST)

NEW LESSEE OR BUYER
STREET ADDRESS 1
STREET ADDRESS 2
CITY, STATE, ZIP
CONTACT NAME
PHONE NUMBER                                FAX NUMBER:

SALE TYPE               BS  LS  OS  RS

TAX EXEMPTION STATUS    YES  NO             EXEMPTION NUMBER

TOTAL SALE PRICE               $_________   BROKERAGE FEE        $________

SALE DATE/STOP BILL DATE       __________

 1 |_| CREATE MEMO CODE
 2 |_| AS/400 INPUT
 3 |_| MISCELLANEOUS INVOICE
 4 |_| PRODUCE DOCUMENTS/SEND TO BUYER
 5 |_| RECEIPT OF PAYMENT
 6 |_| CHANGE MEMO CODE
 7 |_| DELIVERY INSTRUCTIONS
 8 |_| REMOVE RS COUNTERPART IF ALL ASSETS SOLD
 9 |_| PREP FOR SCANNING
10 |_| FINAL DOCUMENTS TO BUYER

III. RENWAL DATA (ATF MAY NEED TO BE CREATED)

NEW RENTAL SCHEDULE   B-7RN2             TERM             TWO YEARS
                      -----------------                   ----------------------
START DATE            11/1/96            EXPIRATION DATE  10/31/98
                      -----------------                   ----------------------

PAYMENT FREQUENT    [M/ADV] Q/ADV   S/ADV   A/ADV   M/ARR  Q/ARR  S/ARR   A/ARR

STIPULATED LOSS VALUE $                    LFR/RENT      $.009014017/$600.--
                       ----------------                   ----------------------

SEND DOCUMENTS TO LESSEE                   END OF LEASE OPTIONS
                        --------------                          ----------------

1 |X| AS/400 INPUT
2 |X| UPDATE EQUITY OWNER
3 |_| PRODUCE DOCUMENTS/ SEND TO LESSEE
4 |X| REQUEST UPDATED INSURANCE
5 |X| ACTIVATION REPORT
6 |_| PREP FOR SCANNING
7 |_| FINAL DOCUMENTS TO LESSEE

IV. NOTES, COMMENTS AND OTHER INFORMATION

                      ----------------------------------------------------------

                      ----------------------------------------------------------

L2R41D                      EQUIS FINANCIAL GROUP        8/09/96 12:57:16 PAGE 1

                  ASSET ACTIVITY REPORT - EQUIPMENT DESCRIPTION

LESSEE: PACKAGING CORPORATION OF AMERICA

RENTAL SCHEDULE: B-7RN1

                                                                                             Acceptance
Asset       Equipment Cost  Serial Number     Year Manufacturer    Model       Type          Date
-------------------------------------------------------------------------------------------------------
0019808          30,382.00  E357-0803-7255        CLARK           BCS25        FORKLIFT      11/01/1996
0019809           1,683.00  89E-2731              GNB             GTC18-965T1  CHARGER       11/01/1996
0019810           3,460.00  PEP-3108              GNB             18-85C-23    BATTERIES     11/01/1996
0019811           3,460.00  PEP-3709              GNB             18-85C-23    BATTERIES     11/01/1996
0019812           3,460.00  PEP-3710              GNB             18-85C-23    BATTERIES     11/01/1996
0019813          24,113.00  C108V09303K           HYSTER          E50XL        FORKLIFT      11/01/1996
            --------------
                 66,563.00 Total for Location 525 MT TOM RD             NORTHAMPTON      MA 01060

            ==============
                 66,563.00 Total Equipment Cost

                               ** END OF REPORT **